FOR IMMEDIATE RELEASE

Embecta Corp. Reports Second Quarter and First Six Months of Fiscal Year 2022 Financial Results and Provides Financial Guidance for the Last Six Months of Fiscal Year 2022

Parsippany, N.J., May 13, 2022 (GLOBE NEWSWIRE) – Embecta Corp. (“embecta”) (Nasdaq: EMBC), one of the largest pure-play diabetes care companies in the world following its April 1, 2022, spin off from Becton, Dickinson and Company ("BD"), today reported financial results for the three- and six-month periods which ended March 31, 2022, and provided financial guidance for the last six months of the fiscal year ending September 30, 2022.
“Our global team successfully executed the spin off from BD while meeting our commitments and maintaining the high level of service that our customers and the millions of people with diabetes that use our products deserve and expect,” said Devdatt “Dev” Kurdikar, Chief Executive Officer of embecta. “Listing the independent company’s stock on Nasdaq on April 1 was an inspiring and unifying day for our team around the world. It also marked the mid-point of a fiscal year in which our team has faced unprecedented global supply chain disruptions, inflationary pressures, continuing COVID-19 impacts, and geopolitical uncertainties. With the launch of embecta behind us, we are now focused on navigating these challenges while building all the capabilities required as an independent company and pursuing our strategic priorities that will allow us to progress towards our vision of a life unlimited by diabetes.”
The second quarter and first half of fiscal year 2022 and 2021 results described below are based on carve-out accounting principles, derived from the unaudited interim condensed consolidated financial statements and accounting records of BD. These condensed combined financial statements reflect the historical results of operations, financial position and cash flows of BD’s Diabetes Care Business as they were historically managed in conformity with U.S. generally accepted accounting principles (“GAAP”). In addition, these condensed combined financial statements include general corporate expenses of BD and shared segment expenses for certain support functions that are provided on a centralized basis within BD and which were not historically allocated to the BD Diabetes Care Business. Nonetheless, these financial statements do not include all the actual expenses that would have been incurred had embecta been a standalone public company during the periods presented.
Second Quarter Fiscal Year 2022 Financial Highlights:
•Revenue of $274.5 million, down 3.4% on a reported basis; down 1.3% on a constant currency basis
◦U.S. revenues declined 5.8% on both a reported and constant currency basis
◦International revenues declined 0.8% on a reported basis, and increased 3.6% on a constant currency basis
•Gross profit and margin of $191.2 million and 69.7%, compared to $196.3 million and 69.1% in the prior year period
•Net income of $79.6 million, compared to $107.9 million in the prior year period
•Adjusted EBITDA and margin of $116.8 million and 42.6%, compared to $141.6 million and 49.8% in the prior year period
Six Months Ended March 31 Fiscal Year 2022 Financial Highlights:
•Revenue of $563.8 million, down 1.0% on a reported basis; up 0.2% on a constant currency basis
◦U.S. revenues declined 2.4% and on both a reported and constant currency basis
◦International revenues increased 0.6% on a reported basis, and increased 3.1% on a constant currency basis
•Gross profit and margin of $395.1 million and 70.1%, compared to $387.6 million and 68.1% in the prior year period
•Net income of $178.4 million, compared to $213.2 million in the prior year period
•Adjusted EBITDA and margin of $254.8 million and 45.2%, compared to $289.8 million and 50.9% in the prior year period

Strategic Highlights:
•Completed the planned spin off from BD, giving embecta the strategic, operational, and financial independence to optimize its product portfolio and achieve more efficient resource and capital allocation to address the significant unmet need for chronic diabetes care
•Executing on transition service agreements with BD while building up embecta’s internal organization, systems and processes
•Advanced the development of a type 2 closed loop insulin delivery system utilizing embecta’s proprietary patch pump, which carries Breakthrough Device Designation from the U.S. Food & Drug Administration
•Took actions to mitigate global supply chain challenges and minimize customer and patient impact
•Continued to manage through COVID-19 disruptions in certain markets that impacted operations
Second Quarter Fiscal Year 2022 Results:
Revenues by geographic region are as follows:

	Three months ended March 31,
Dollars in millions			Increase/(decrease)
				As Reported	Constant Currency
	2022	2021	$	%	%
United States	$139.8	$148.4	$(8.6)	(5.8)%	(5.8)%
International	134.7	135.8	(1.1)	(0.8)	3.6
Total	$274.5	$284.2	$(9.7)	(3.4)%	(1.3)%

Our revenues decreased by $9.7 million, or 3.4%, to $274.5 million for the second quarter of 2022 as compared to revenues of $284.2 million for the second quarter of 2021. Changes in our revenue are driven by the volume of goods that we sell, the prices we negotiate with customers and changes in foreign exchange rates. Of this decrease, $6.0 million was attributable to unfavorable effects from foreign currency translation primarily in countries with revenues denominated in Euros. Volume unfavorably impacted our revenues by approximately $3.7 million, for the three months ended March 31, 2022, as compared to the prior period. The decrease in volume was primarily driven by customers in the U.S. and Europe.
Six Months Fiscal Year 2022 Results:
Revenues by geographic region are as follows:

	Six months ended March 31,
Dollars in millions			Increase/(decrease)
				As Reported	Constant Currency
	2022	2021	$	%	%
United States	$290.7	$297.9	$(7.2)	(2.4)%	(2.4)%
International	273.1	271.6	1.5	0.6	3.1
Total	$563.8	$569.5	$(5.7)	(1.0)%	0.2%

Our revenues decreased by $5.7 million, or 1.0%, to $563.8 million in the first six months of 2022 as compared to revenues of $569.5 million in the first six months of 2021. Changes in our revenue are driven by the volume of goods that we sell, the prices we negotiate with customers and changes in foreign exchange rates. Of this decrease, $6.9 million was attributable to unfavorable effects from foreign currency translation primarily in countries with revenues denominated in Euros and to a lesser extent unfavorable price and a decrease in volume in the U.S. This was offset by an increase in volume in certain emerging markets, which consist of countries within Eastern Europe, the Middle East, Africa, Latin America, Central and Southeast Asia as well as Mainland China.

Second-Half Fiscal Year Financial Guidance:
For the last six months of fiscal year 2022, the Company expects:
•Total revenue of approximately $555 million, representing a decrease of approximately 7.0%, as compared to total revenue of $596 million for the last six months of fiscal year 2021. Excluding the impact of fluctuations in foreign currency exchange rates, total revenue is expected to decrease approximately 3.5% during the last six months of fiscal year 2022, as compared to the last six months of fiscal year 2021.
◦Contract manufacturing revenue of approximately $15 million during the last six months of fiscal year 2022, as compared to none during the last six months of fiscal 2021.
•Non-GAAP gross margin for the last six months of fiscal year 2022 in the "low-60%s".
◦Non-GAAP gross margin includes the impact of contract manufacturing revenue which is expected to generate gross margin in the high-single digit percent area, as well as the impact of procurement of cannulas under a long-term supply agreement from BD.
•Expense of approximately $35 million associated with transition services agreement activities with BD.
•Adjusted EBITDA margin for the last six months of fiscal year 2022 in the "low-30%s".
We are unable to present a quantitative reconciliation of our expected adjusted gross margin, expected adjusted EBITDA and our expected adjusted EBITDA margin as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of certain one-time items. The financial impact of these one-time items is uncertain and is dependent on various factors, including timing, and could be material to our Combined Statements of Income.
Second Quarter of Fiscal Year 2022 Earnings Conference Call:
Management will host a conference call at 8:00 a.m. Eastern Time (ET) on May 13, 2022 to discuss the results of the quarter, provide an update on its business, including financial guidance for fiscal year 2022, and host a question and answer session. Those who would like to participate may dial 800-374-1601 (U.S.) or 210-787-4744 (International) and provide access code 5596984. The call can also be accessed through a live webcast on the company's website at investors.embecta.com. An audio replay of the call will be available beginning at 11:00 a.m. ET on May 13, 2022, either on the embecta website or by telephone. The replay can be accessed by dialing 855-859-2056 (U.S.), or 404-537-3406 (International). The access code is 5596984. The webcast will be archived on the investor website for one year.

Condensed Combined Statements of Income
Diabetes Care Business
(Unaudited, $ in millions except share and per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021

Revenues	$274.5	$284.2	$563.8	$569.5
Cost of products sold	83.3	87.9	168.7	181.9
Gross Profit	$191.2	$196.3	$395.1	$387.6
Operating expenses:
Selling and administrative expense	66.9	55.8	129.1	109.0
Research and development expense	18.0	14.1	34.7	28.1
Other operating expenses	7.4	—	15.8	—
Total Operating Expenses	$92.3	$69.9	$179.6	$137.1
Operating Income	98.9	126.4	215.5	250.5
Interest expense	(4.9)	—	(4.9)	—
Other income (expense), net	(0.1)	2.1	(0.1)	3.1
Income Before Income Taxes	$93.9	$128.5	$210.5	$253.6
Income tax provision	14.3	20.6	32.1	40.4
Net Income	$79.6	$107.9	$178.4	$213.2

Basic and Diluted Earnings per Share:	$1.38	$1.87	$3.09	$3.69

Number of Basic and Diluted Shares Outstanding (1)	57,797,841	57,797,841	57,797,841	57,797,841
(1) On April 1, 2022, the effective date of the spin-off, 57,797,841 shares of embecta's common stock, par value $0.01 per share, were distributed to BD shareholders of record as of March 22, 2022, the record date of the transaction. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the spin-off. For the three and six months ended March 31, 2022 and 2021, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the spin-off, it is assumed that there are no dilutive equity instruments as there were no equity awards of embecta outstanding prior to the spin-off.

Condensed Combined Balance Sheets
Diabetes Care Business
($ in millions)

	March 31, 2022	September 30, 2021
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$264.3	$—
Trade receivables, net	15.2	150.6
Inventories:
Materials	12.3	13.1
Work in process	17.5	21.0
Finished products	92.6	83.9
	$122.4	$118.0
Prepaid expenses and other	24.6	23.2
Total Current Assets	$426.5	$291.8
Property, Plant and Equipment, Net	355.7	451.0
Goodwill and Other Intangible Assets	34.7	33.9
Other Assets	16.6	11.3
Total Assets	$833.5	$788.0
LIABILITIES AND PARENT’S EQUITY
Current Liabilities
Accounts payable	$50.8	$54.2
Accrued expenses	76.6	81.6
Salaries, wages and related items	23.5	28.2
Current debt obligations	9.5	—
Income Taxes	8.5	—
Total Current Liabilities	$168.9	$164.0
Deferred Income Taxes and Other Liabilities	31.4	29.7
Long-Term Debt	1,403.7	—
Related Party Note Payable	197.0	—
Commitments and Contingencies (Note 5)	—	—
Parent’s Equity
Net parent investment	(681.1)	864.8
Accumulated other comprehensive loss	(286.4)	(270.5)
Total Parent’s Equity	$(967.5)	$594.3
Total Liabilities and Parent’s Equity	$833.5	$788.0

Condensed Combined Statements of Cash Flows
Diabetes Care Business
(Unaudited, $ in millions)

	Six Months Ended March 31,
	2022	2021
Operating Activities
Net income	$178.4	$213.2
Adjustments to net income to derive net cash provided by operating activities:
Depreciation and amortization	15.1	19.5
Amortization of debt issuance costs	0.1	—
Impairment of property, plant and equipment	—	10.0
Share-based compensation	8.5	6.7
Pension expense	3.6	4.9
Change in operating assets and liabilities:
Trade receivables, net	133.3	0.6
Inventories	(10.0)	(9.1)
Prepaid expenses and other	(2.4)	(5.8)
Accounts payable	(2.9)	(13.8)
Accrued expenses	(8.5)	13.6
Other current liabilities	5.8	1.1
Other, net	0.4	0.2
Net Cash Provided by Operating Activities	$321.4	$241.1
Investing Activities
Capital expenditures	(9.7)	(16.6)
Acquisition of intangible assets	(0.4)	(1.6)
Net Cash Used for Investing Activities	$(10.1)	$(18.2)
Financing Activities
Proceeds from the issuance of long-term debt	1,450.0	—
Payment of long-term debt issuance costs	(33.3)	—
Net consideration paid to Parent in connection with the spin off	(1,266.0)	—
Payment of revolving credit facility fees	(5.6)	—
Net transfers to Parent	(189.3)	(222.9)
Net Cash Used for Financing Activities	$(44.2)	$(222.9)
Effect of exchange rate changes on cash and cash equivalents	(2.8)	—
Net Change in Cash and cash equivalents	$264.3	$—
Opening Cash and cash equivalents	—	—
Closing Cash and cash equivalents	$264.3	$—

Non-GAAP financial measures
In evaluating our operating performance, we supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial measures including (i) earnings before interest, taxes, depreciation, and amortization (“EBITDA”), (ii) adjusted EBITDA, as further defined below, and (iii) Constant Currency revenue growth. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, shareholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. Additionally, EBITDA and Adjusted EBITDA are important metrics for debt investors who utilize debt-to-EBITDA ratios. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.
We believe EBITDA is an important valuation measurement for management and investors given the effect non-cash charges such as amortization related to acquired intangible assets and depreciation of capital equipment have on net income. Additionally, we regard EBITDA as a useful measure of operating performance and cash flow before the effect of interest, taxes, depreciation and amortization and as a complement to operating income, net income and other GAAP financial performance measures. We define adjusted EBITDA as EBITDA excluding certain items that affect comparability of operating results and the trend of earnings. These adjustments are either non-cash or irregular in nature, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) share-based compensation, (ii) impairment losses incurred, (iii) separation costs associated with our spin-off from BD, and (iv) other significant items management deems irregular or non-operating in nature. We use adjusted EBITDA when evaluating operating performance because we believe the exclusion of such adjustments is necessary to help provide an accurate measure of on-going core operating results and to evaluate comparative results period over period.
For the three and six month periods ended March 31, 2022, the reconciliation of net income to EBITDA and adjusted EBITDA was as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
Dollars in millions
	2022	2021	2022	2021
Net income	$79.6	$107.9	$178.4	$213.2
Interest expense	4.9	—	4.9	—
Income taxes	14.3	20.6	32.1	40.4
Depreciation	6.4	9.7	14.8	19.0
Amortization of intangible assets	0.3	0.5	0.3	0.5
EBITDA	105.5	138.7	230.5	273.1
Share-based compensation expense	3.9	2.9	8.5	6.7
Separation costs (1)	7.4	—	15.8	—
Impairment losses (2)	—	—	—	10.0
Adjusted EBITDA	$116.8	$141.6	$254.8	$289.8
(1)Relates to spin-off costs incurred during the three and six month periods ended March 31, 2022.
(2)Relates to impairment charges incurred during fiscal year 2021.
Each reporting period, we face currency exposure that arises from translating the results of our worldwide operations to the U.S. dollar at exchange rates that fluctuate from the beginning of such period. A stronger U.S. dollar, compared to the prior-year period, resulted in an unfavorable foreign currency translation impact to our revenues as compared to the prior-year quarter. We evaluate our results of operations on both a reported and a Constant Currency basis, which excludes the impact of fluctuations in foreign currency exchange rates by comparing results between periods as if exchange rates had remained constant period-over-period. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a Constant Currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. We calculate Constant Currency percentages by converting our current-period local currency financial results using the prior-period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a Constant Currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.
For the three and six month periods ended March 31, 2022, the reconciliation of revenue growth to Constant Currency was as follows:

	Three months ended March 31,
Dollars in millions	2022	2021	Total Change	Estimated FX Impact	Constant Currency Change
Total Revenues	$274.5	$284.2	(3.4)%	(2.1)%	(1.3)%

	Six months ended March 31,
Dollars in millions	2022	2021	Total Change	Estimated FX Impact	Constant Currency Change
Total Revenues	$563.8	$569.5	(1.0)%	(1.2)%	0.2%
About embecta
embecta, formerly part of BD (Becton, Dickinson and Company), is one of the largest pure-play diabetes care companies in the world, leveraging its nearly 100-year legacy in insulin delivery to empower people with diabetes to live their best life through innovative solutions, partnerships and the passion of more than 2,000 employees around the globe. For more information, visit embecta.com, the content of which is not a part of this press release.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release contains express or implied "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, performance, financial condition, goals, strategies, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," "plans," "intends", “pursue”, “will” or similar expressions, we are making forward-looking statements. For example, embecta is using forward-looking statements when it discusses its fiscal 2022 financial guidance and its capabilities as an independent company and strategic priorities, including its ability to optimize its product portfolio and achieve more efficient resource and capital allocation. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) competitive factors that could adversely affect embecta’s operations, (ii) any events that adversely affect the sale or profitability of embecta’s products or the revenue delivered from sales to its customers, (iii) any failure by BD to perform of its obligations under the various separation agreements entered into in connection with the separation and distribution; (iv) increases in operating costs, including fluctuations in the cost and availability of raw materials or components used in its products, the ability to maintain favorable supplier arrangements and relationships, and the potential adverse effects of any disruption in the availability of such items; (v) changes in reimbursement practices of governments or private payers or other cost containment measures; (vi) the adverse financial impact resulting from unfavorable changes in foreign currency exchange rates, as well as regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates; (vii) the impact of changes in U.S. federal laws and policy that could affect fiscal and tax policies, healthcare and international trade, including import and export regulation and international trade agreements; (viii) any impact of the COVID-19 pandemic, including disruptions in its operations and supply chains; (ix) new or changing laws and regulations, or changes in enforcement practices, including laws relating to healthcare, environmental protection, trade, monetary and fiscal policies, taxation and licensing and regulatory requirements for products; (x) the expected benefits of the separation from BD; (xi) risks associated with embecta’s indebtedness; (xii) the risk that embecta’s separation from BD will be more difficult or costly than expected; and (xiii) the other risks described in our periodic reports filed with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Information Statement dated February 11, 2022, filed with the SEC on

February 11, 2022 as Exhibit 99.1 to our Current Report on Form 8-K. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

CONTACTS

Investors:
https://investors.embecta.com/shareholder-services/contact-ir
Media:
Christian Glazar Sr. Director, Corporate Communications
908-821-6922
Christian.Glazar@embecta.com